Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-208765) pertaining to the 2015 Stock Incentive Plan of PAREXEL International Corporation

(2)	Registration Statement (Form S-8 Nos. 333-190844 and 333-172239) pertaining to the 2010 Stock Incentive Plan of PAREXEL International Corporation

(3)	Registration Statement (Form S-8 No. 333-154911) pertaining to the 2007 Stock Incentive Plan of PAREXEL International Corporation

(4)	Registration Statement (Form S-8 No. 333-131796) pertaining to the 2005 Stock Incentive Plan of PAREXEL International Corporation

(5)	Registration Statement (Form S-8 No. 333-109317) pertaining to the PAREXEL International Corporation 401(k) Retirement Savings Plan

(6)	Registration Statement (Form S-8 No. 333-82752) pertaining to the 2001 Stock Incentive Plan of PAREXEL International Corporation

(7)	Registration Statement (Form S-8 Nos. 333-104968 and 333-37138) pertaining to the 2000 Employee Stock Purchase Plan of PAREXEL International Corporation
of PAREXEL International Corporation of our reports dated August 29, 2017, with respect to the consolidated financial statements and schedule of PAREXEL International Corporation, and the effectiveness of internal control over financial reporting of PAREXEL International Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 29, 2017